Exhibit 32.1
CERTIFICATION UNDER SECTION 906 OF THE SARBANES-OXLEY ACT
     Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in connection with the filing of the Annual Report on Form 10-K, as amended by the Annual Report on Form 10-K/A filed on the date hereof, of Federated Department Stores, Inc. (the “Company”) for the fiscal year ended January 28, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company certifies that, to such officer’s knowledge:
1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report
Dated: June 6, 2006

/s/ Terry J. Lundgren Terry J. Lundgren
Chief Executive Officer

/s/ Karen M. Hoguet Karen M. Hoguet
Chief Financial Officer